Renewable Energy Group Reports First Quarter 2014 Financial Results

•	47 million gallons sold, up 22% compared to Q1 2013

•	42 million gallons produced, up 5% compared to Q1 2013

•	Adjusted EBITDA of $2 million

•	Net loss of $2 million

•	Redeemed remaining preferred shares in Q1 2014

•	Achieved milestone of 1 billion cumulative gallons sold in April 2014
Ames, IA, May 6, 2014/Business Wire/ - Renewable Energy Group, Inc. ("REG" or the "Company") (NASDAQ:REGI) today announced its financial results for the first quarter ending March 31, 2014.
Compared to the first quarter of the prior year, REG sold 22% more gallons of biodiesel in the first quarter of 2014, while revenue decreased by 17% and adjusted EBITDA decreased by 91%.
"This quarter was very challenging, coming off an outstanding year," said Daniel J. Oh, President and Chief Executive Officer. "Despite the challenges, we were able to generate positive adjusted EBITDA, which is evidence of the durability of our business model. While some of the challenges that affected the first quarter remain, in the near-term we are focusing our efforts to respond when markets normalize, and on executing our longer-term strategies."
Oh continued, "We recently achieved two very positive milestones in REG's history, both of which are a tribute to the efforts of many people, partners and the strength of our business model. The Company reached cumulative sales of over 1 billion gallons in mid-April. And, in late March, we redeemed the last of the remaining preferred shares outstanding, eliminating the dividend obligation and resulting in a more simplified capital structure."
First Quarter 2014 Operating Highlights
For the first quarter, REG sold 47.3 million gallons of biodiesel, an increase of 22% compared to the first quarter of 2013. Gallons sold in the quarter included 7.3 million gallons purchased from third parties and resold through the Company’s distribution network.
REG produced 41.8 million gallons of biodiesel during the quarter, a 5% increase when compared to the first quarter of 2013. The growth in production was made possible by additional capacity from the Company's two latest biodiesel acquisitions, REG Mason City and REG New Boston, as well as upgrades at REG Albert Lea and a toll manufacturing arrangement.
In the first quarter, REG commenced upgrades at its Newton biorefinery, demonstrating the Company's confidence in the long-term growth of the biodiesel industry. REG Newton refinanced its original loan through a banking syndicate, led by AgStar Financial Services, to extend the term and help pay for the project. The refinancing provides for an additional $5 million to fund the capital project and extends the maturity date by five years.
The Company is continuing with the upgrades at REG Mason City, which will allow the plant to use lower-cost feedstocks like inedible corn oil.

REG Energy Services, LLC was launched in February and began selling both Bioheat® blended heating fuel and regular heating oil throughout the northeastern U.S. In addition, Energy Services is marketing ultra-low sulfur diesel at many REG terminal locations across the country. Energy Services is ramping up and the Company expects meaningful contributions in the second half of 2014 from the business.
In January 2014, REG acquired substantially all the assets of LS9, Inc., which are now part of REG Life Sciences, LLC. Our preliminary valuation of the fair value and the consideration was $58.6 million. The technology acquired is the platform for the Company's expansion into renewable chemicals and other products.
On June 3, 2014, the shareholders of Syntroleum Corporation will hold a vote to approve our agreement to purchase substantially all the assets of Syntroleum, including 50% ownership interest in Dynamic Fuels, a 75-million gallon renewable diesel refinery located in Giesmar, Louisiana. We expect to close the transaction shortly thereafter.
First Quarter 2014 Financial Results
All figures refer to the quarter ending March 31, 2014, unless otherwise noted.  First quarter 2013 GAAP financial results include a benefit earned from legislation that retroactively reinstated the Biodiesel Mixture Excise Tax Credit (“BTC”) for 2012.  Although recognized in first quarter 2013, the benefit reflects economic activity that occurred in 2012.  The company believes that its operating performance is better reflected in a comparison that removes the effect of this one-time benefit in the year-earlier period.  In order to aid in this comparison, the Company is reporting both GAAP results and adjusted results below.
Revenues of $219.0 million decreased 17% when compared to the first quarter of 2013. The decline is attributable mostly to net revenue associated with the retroactive reinstatement of the 2012 Biodiesel Mixture Excise Tax Credit ("BTC"). Other impacts on revenue included a 22% increase as a result of gallons sold and additional revenue from the sale of separated RINs, offset by a 20% decrease in the B100 price per gallon sold.
Gross profit was $11.6 million, compared to gross profit of $86.7 million for the first quarter of 2013. Gross margin was 5%, compared to 33% in the year-earlier quarter. The decrease in gross profit was primarily due to the retroactive BTC benefit included in first quarter 2013, as well as a decrease of the average B100 sales price per gallon and an increase in utilities expense.
Operating loss was $2.0 million, compared to an operating income of $77.1 million for the first quarter of 2013.
Net loss attributable to common stockholders was $2.0 million, or $(0.06) per share on a fully diluted basis. This compares to net income of $38.4 million, or $1.25 per share on a fully diluted basis in the first quarter of 2013.
First Quarter 2014 Adjusted Comparison
First quarter 2013 GAAP revenue of $264.4 million included $57.4 million of net revenues attributable to the benefit earned from the retroactive reinstatement of the BTC for 2012.  Removing the impact of the retroactive BTC benefit, first quarter 2013 revenue was $207.0 million.
First quarter 2014 revenues of $219.0 million increased 5.8% when compared to first quarter 2013 adjusted revenues of $207 million.  Revenue growth was driven by the 22% increase in gallons sold and additional revenue from the sale of separated RINs, offset by a 20% decrease in the B100 price per gallon sold.
Adjusted EBITDA was $1.9 million, a 91% y/y decrease compared to first quarter 2013.  First quarter 2013 adjusted EBITDA was $21.9 million, and reflects the removal of the benefit of the retroactive reinstatement of the 2012 BTC.  Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization and further adjusted for certain other items identified below under “Adjusted EBITDA Reconciliation.”

First Quarter 2014 Balance Sheet
At March 31, 2014, REG had liquid assets, which includes cash, cash equivalents and marketable securities, of $136.1 million, a decrease of $17.2 million during the quarter. The decrease in liquid assets was due primarily to the cash payment of $15.3 million as part of the purchase price for the acquisition of LS9, Inc. At March 31, 2014, accounts receivable were $31.0 million, or 13 days of sales, a decrease of $51.9 million from December 31, 2013. Inventory was $94.1 million, or 41 days of sales, an increase of $8.3 million during the quarter.
The table below summarizes REG’s results for Q1 2014.
REG Q1 2014 Revenues and Adjusted EBITDA Summary
(dollars and gallons in thousands)

	Q1 2014	Q1 2013	Y/Y Growth
Gallons sold	47,266	38,876	21.6%
Average selling price	$3.54	$4.44	(20.3)%
Total revenues	$219,040	$264,368	(17.1)%
Adjusted EBITDA under GAAP treatment (1)	$1,928	$79,266	(97.6)%
Adjusted EBITDA to allocate 2012 BTC benefit out of 2013 results	$1,928	$21,894	(91.2)%
Adjusted EBTIDA margin (2)	0.9%	8.3%

(1)
On January 2, 2103, the American Taxpayer Relief Act of 2012 reinstated the Biodiesel Mixture Excise Tax Credit (BTC) for 2013 and retroactively reinstated the credit for 2012. Although the retroactive benefit is associated with sales activity that took place in 2012, GAAP requires this benefit to be recognized in the period in which the law was passed. All GAAP results presented here and in the Company’s SEC filings reflect the full value of the 2012 benefit in the first quarter of 2013. In order to aid in period-to-period comparisons, the Company is also presenting selected financial data adjusted to approximate the effect of the 2012 BTC benefits as if they were earned in the period in which the related associated economic activity transpired.

(2)	Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of total revenue.
Adjusted EBITDA Reconciliation
The Company uses earnings before interest, taxes, depreciation and amortization, adjusted for certain additional items, identified in the table below, or Adjusted EBITDA, as a supplemental performance measure. Adjusted EBITDA is presented in order to assist investors in analyzing performance across reporting periods on a consistent basis by excluding items that are not believed to be indicative of core operating performance. Adjusted EBITDA is used by the Company to evaluate, assess and benchmark financial performance on a consistent and a comparable basis and as a factor in determining incentive compensation for company executives. The following table provides

Adjusted EBITDA for the periods presented, as well as reconciliation to net income:

	Q1 2014	Q1 2013
(In thousands)
Net income (loss)	$(2,359)	$46,403
Adjustments:
Income tax (benefit) expense	(107)	30,189
Interest expense	551	576
Other (income) expense, net	(48)	(117)
Straight-line lease expense	(163)	(159)
Depreciation	3,004	2,080
Amortization	(185)	(199)
Non-recurring business interruption (1)	—	(863)
Non-cash stock compensation	1,235	1,356
Adjusted EBITDA before 2012 blenders tax credit is allocated into historical results	1,928	79,266
2012 Retroactive blenders tax credit (2)	—	(57,372)
Adjusted EBITDA	$1,928	$21,894

(1)
Non-recurring business interruption charge at an REG production facility in November 2012. The gain contingency from 2012 was reflected in operating performance after receipt of the corresponding insurance proceeds in February 2013.

(2)
On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which reinstated a set of tax extender items including the reinstatement of the federal BTC for 2013 and the retroactive reinstatement of the credit for 2012. The retroactive credit for 2012 resulted in a net benefit to REG that was recognized in the first quarter of 2013, which relates to the operating performance and results of 2012 and is thus reallocated to the 2012 periods based on gallons sold during the relevant period.

Adjusted EBITDA is a supplemental performance measure that is not required by, or presented in accordance with, generally accepted accounting principles, or GAAP. Adjusted EBITDA should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as alternatives to cash flows from operating activities or a measure of liquidity or profitability. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for any of the results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect cash expenditures for capital assets or the impact of certain cash uses that we consider not to be an indication of ongoing operations;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital requirements;
•	Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

•
Stock-based compensation expense is an important element of the Company’s long term incentive compensation program, although we have excluded it as an expense when evaluating our operating performance; and

•	Other companies, including other companies in the same industry, may calculate these measures differently, limiting their usefulness as a comparative measure.

About Renewable Energy Group
Renewable Energy Group, Inc. is a leading North American biodiesel producer with a nationwide distribution and logistics system. Utilizing an integrated value chain model, Renewable Energy Group is focused on converting natural fats, oils and greases into advanced biofuels and on converting diverse feedstocks into renewable chemicals. With 257 million gallons of annual nameplate production capacity at biorefineries across the country, REG is a proven biodiesel partner in the distillate marketplace.
For more than a decade, REG has been a reliable supplier of biodiesel which meets or exceeds ASTM quality specifications. REG sells REG-9000® biodiesel to distributors so Americans can have cleaner burning fuels that help diversify the energy complex and increase energy security. REG-9000® branded biodiesel is distributed in most states in the U.S.
Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the long-term growth of the biodiesel industry, the durability of our business model, the timing of closing of the Syntroleum transaction and expected financial contributions from REG Energy Services. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, potential changes in governmental programs and policies requiring or encouraging the use of biofuels, including RFS2; changes in the spread between biodiesel prices and feedstock costs; the future price and volatility of feedstocks; the future price and volatility of petroleum and products derived from petroleum; availability of federal and state governmental tax credits and incentives for biodiesel production; the effect of excess capacity in the biodiesel industry; unanticipated changes in the biodiesel market from which we generate almost all of our revenues; seasonal fluctuations in our operating results; competition in the markets in which we operate; our dependence on sales to a single customer; technological advances or new methods of biodiesel production or the development of energy alternatives to biodiesel; our ability to successfully implement our acquisition strategy; our ability to use the technology acquired from LS9 to produce renewable chemicals, fuels and other products on a commercial scale and at a competitive cost, and customer acceptance of the products produced; whether or not the acquisition of substantially all the assets of Syntroleum is consummated and, if consummated, our ability to successfully integrate Syntroleum’s assets and employees into our existing business; whether the Dynamic Fuels, LLC renewable diesel plant, which is 50% owned by Syntroleum and would be 50% owned by us following the closing, will be able to produce renewable diesel profitably, if at all; and other risks and uncertainties described from time to time in REG’s annual report on Form 10-K, quarterly reports on Forms 10-Q and other periodic filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release and REG does not undertake to update any forward-looking statements based on new developments or changes in our expectations.
Contacts

Investor Relations: ICR, LLC Gary Dvorchak, CFA Senior Vice President +1 (310) 954-1123 gary.dvorchak@icrinc.com	Company: Renewable Energy Group Todd Robinson Director, Investor Relations +1 (515) 239-8048 Todd.Robinson@regi.com

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013
(in thousands, except share and per share amounts)

	Three months ended
	March 31, 2014	March 31, 2013
REVENUES:
Biodiesel sales	$209,122	$119,721
Biodiesel government incentives	9,890	144,605
	219,012	264,326
Services	28	42
	219,040	264,368
COSTS OF GOODS SOLD:
Biodiesel	207,451	177,613
Services	25	60
	207,476	177,673
GROSS PROFIT	11,564	86,695
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	13,527	9,644
INCOME (LOSS) FROM OPERATIONS	(1,963)	77,051
OTHER INCOME (EXPENSE), NET:
Other income	48	117
Interest expense	(551)	(576)
	(503)	(459)
INCOME (LOSS) BEFORE INCOME TAXES	(2,466)	76,592
INCOME TAX BENEFIT (EXPENSE)	107	(30,189)
NET INCOME (LOSS)	(2,359)	46,403
PLUS—GAIN ON REDEMPTION OF PREFERRED STOCK	378	—
LESS—CHANGE IN UNDISTRIBUTED DIVIDENDS ALLOCATED TO PREFERRED STOCKHOLDERS	—	(839)
LESS—DISTRIBUTED DIVIDENDS TO PREFERRED STOCKHOLDERS	(40)	—
LESS—EFFECT OF PARTICIPATING PREFERRED STOCK	—	(6,510)
LESS—EFFECT OF PARTICIPATING SHARE-BASED AWARDS	—	(619)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY’S COMMON STOCKHOLDERS	$(2,021)	$38,435
NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
BASIC	$(0.05)	$1.25
DILUTED	$(0.06)	$1.25
WEIGHTED AVERAGE SHARES USED TO COMPUTE NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
BASIC	38,290,404	30,639,284
DILUTED	38,557,441	36,628,662

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
AS OF MARCH 31, 2014 AND DECEMBER 31, 2013
(in thousands, except share and per share amounts)

	March 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$76,224	$153,227
Marketable securities	59,838	—
Accounts receivable, net	31,014	82,911
Inventories	94,075	85,814
Prepaid expenses and other assets	29,425	25,568
Total current assets	290,576	347,520
Property, plant and equipment, net	306,461	286,044
Property, plant and equipment, net - variable interest entity	5,123	5,180
Goodwill	119,710	84,864
Intangible assets, net	20,841	4,867
Other assets	12,657	12,380
TOTAL ASSETS	$755,368	$740,855
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Revolving line of credit	$2,437	$10,986
Current maturities of notes payable	7,318	6,729
Current maturities of notes payable—variable interest entity	300	300
Accounts payable	44,165	48,727
Accrued expenses and other liabilities	7,162	12,305
Deferred income taxes	2,664	3,687
Deferred revenue	11,844	15,503
Total current liabilities	75,890	98,237
Unfavorable lease obligation	7,623	7,905
Deferred income taxes	5,227	2,691
Contingent consideration for acquisition	15,706	—
Notes payable	21,900	23,422
Notes payable - variable interest entity	3,656	3,729
Other liabilities	5,275	6,838
Total liabilities	135,277	142,822
COMMITMENTS AND CONTINGENCIES (Note 15)
Series B preferred stock ($.0001 par value; 3,000,000 shares authorized; 0 and 143,313 shares outstanding; redemption amount $0 and $3,583, respectively)	—	3,963
EQUITY:
Company stockholders’ equity:
Common stock ($.0001 par value; 300,000,000 shares authorized; 38,788,076 and 36,506,221 shares outstanding, respectively)	4	4
Common stock—additional paid-in-capital	387,765	359,671
Warrants—additional paid-in-capital	147	147
Retained earnings	236,113	238,134
Accumulated other comprehensive loss	(52)	—
Treasury stock (530,898 and 530,898 shares outstanding, respectively)	(3,886)	(3,886)
Total stockholders’ equity	620,091	594,070
TOTAL LIABILITIES AND EQUITY	$755,368	$740,855